                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                           SIBIA NEUROSCIENCES, INC.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.001 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated March 17, 1997 and amended as of July 30, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), of SIBIA Neurosciences, Inc., a Delaware corporation (the "Company"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase, dated August 6, 1999 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                          NORWEST BANK MINNESOTA, N.A.

             By Mail:                     By Hand in New York:            By Hand/Overnight Courier:
   Norwest Bank Minnesota, N.A        The Depository Trust Company       Norwest Bank Minnesota, N.A.
       Shareowner Services                Transfer Agent Drop                Shareowner Services
    Reorganization Department         55 Water Street - 1st Floor         161 North Concord Exchange
          P.O. Box 64858                New York, NY 10041-0099            South St. Paul, MN 55075
     St. Paul, MN 55164-0858

                                         Facsimile Copy Number:
                                             (651) 450-4163

                                      For Confirmation Telephone:
                                             (651) 450-4110

                                The Information Agent for the Offer is:
                                           MORROW & CO., INC.
                                       445 Park Avenue, 5th Floor
                                        New York, New York 10022

                                    Banks and Brokerage Firms Call:
                                             (800) 662-5200
                                             (212) 754-8000

                                      Stockholders Please Call:
                                             (800) 566-9061

                           -------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to MC Subsidiary Corp. ("Offeror"), a Delaware corporation, and a direct wholly-owned subsidiary of Merck & Co., Inc. ("Parent"), a New Jersey corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Offeror is a corporation, newly formed by Parent in connection with the Offer and the transactions contemplated thereby.

Number of Shares:
                 ---------------------------------------------------------------

Certificate No(s). (if available):
                                  ----------------------------------------------
If Share(s) will be tendered by book-entry transfer, check the box.

     [ ] The Depository Trust Company

Account Number:
               -----------------------------------------------------------------

Date:                     Area Code and Telephone Number:
     --------------------                                -----------------------


Name(s) of Record Holder(s):
                            ----------------------------------------------------
                                      (Please Type or Print)
Signature(s):
             -------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------
                                                           (Include a Zip Code)

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, as Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at Norwest Bank Minnesota, N.A., in each case, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm:
             -----------------------------    ----------------------------------
                                                     (Authorized Signature)

Address:                                      Name:
        ----------------------------------         -----------------------------

                                              Title:
------------------------------------------          ----------------------------
                      (Include a Zip Code)

Area Code and Tel. No.:                       Date:
                       -------------------         -----------------------------

DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TOGETHER WITH A LETTER OF TRANSMITTAL.

                                        2